Exhibit 99.1

MICHAEL FOODS REPORTS SECOND QUARTER RESULTS

MINNETONKA, MN, August 16 — Michael Foods Group, Inc. today reported financial results for the second quarter of 2011.

(On June 29, 2010, M-Foods Holdings, Inc. together with its subsidiaries, merged with and into MFI Acquisition Corporation, and the surviving entity was renamed Michael Foods Group, Inc. (“Company”). The merger was accounted for as a business combination and a new accounting basis was established. The accounting policies followed by us in the preparation of the Company’s consolidated financial statements are consistent with those used prior to the merger transaction.)

Net loss for the quarter ended July 2, 2011 was $5.2 million, compared to a net loss of $49.3 million in 2010. Net sales for the quarter ended July 2, 2011 were $420 million, compared to $348.7 million in 2010, an increase of 20%. Net loss for the six months ended July 2, 2011 was $5.6 million, compared to a net loss of $34.3 million in 2010. Net sales for the six months ended July 2, 2011 were $837.1 million, compared to $744 million in 2010, an increase of 12.5%. The quarter and six-month periods ended July 2, 2011 were 13 and 26-week periods, while the quarter and six-month periods ended June 26, 2010 were 12 and 25-week periods due to the June 2010 merger transaction. The additional week represented an estimated $29 million or approximately 7% of the net sales for the quarter ended July 2, 2011 and approximately 3% of the net sales for the six months ended July 2, 2011. The merger transaction had a significant impact on earnings in both periods, with transaction-related costs impacting the 2010 period and higher depreciation, amortization of intangibles, and interest expense impacting the 2011 period.

Earnings before interest, taxes, depreciation, amortization and other adjustments (Adjusted EBITDA, as defined in Michael Foods’ credit facility) for the quarter ended July 2, 2011 (13-week period) were $47.4 million, compared to $45.4 million in 2010 (12-week period), an increase of 4%. Adjusted EBITDA for the six months ended July 2, 2011 (26-week period) was $103.8 million, compared to $102 million in 2010 (25-week period), an increase of 2%.

Michael Foods Group, Inc. uses Adjusted EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance, and to determine incentive compensation levels. Management believes that EBITDA and Adjusted EBITDA provide potential investors with useful information with which to analyze and compare our operating performance and our ability to service debt with other companies in our industry.

Certain items contained in this release may be “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, ability to fund operations, intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and economies in which we operate and other information that is not historical information. When used herein, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward looking statements are not guarantees of future performance. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including the factors described under “Risk Factors” in our Registration Statement on Form S-4 (File No. 333-173400) which was declared effective by the SEC on July 7, 2011. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this financial document include changes in domestic and international economic conditions.

Unaudited segment data follows (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Company

For the quarter ended July 2, 2011
External net sales	$285,765	$29,664	$104,590	$—	$420,019
Net earnings (loss)	9,944	677	3,145	(18,932)	(5,166)
Adjusted EBITDA	37,960	3,975	6,946	(1,498)	47,383

For the six months ended July 2, 2011
External net sales	$573,018	$60,013	$204,089	$—	$837,120
Net earnings (loss)	27,052	2,218	6,523	(41,394)	(5,601)
Adjusted EBITDA	84,166	9,447	14,249	(4,074)	103,788

Predecessor

For the quarter ended June 26, 2010
External net sales	$242,399	$27,299	$78,995	$—	$348,693
Net earnings (loss)	17,115	(3,711)	3,045	(65,755)	(49,306)
Adjusted EBITDA	38,984	1,439	5,980	(960)	45,443

For the six months ended June 26, 2010
External net sales	$508,085	$57,661	$178,249	$—	$743,995
Net earnings (loss)	39,743	(5,122)	7,800	(76,704)	(34,283)
Adjusted EBITDA	87,458	3,558	14,564	(3,624)	101,956

Adjusted EBITDA is a financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the quarter ended July 2, 2011 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$9,944	$677	$3,145	$(18,932)	$(5,166)
Unrealized gain on currency translation (a)	(98)	—	—	—	(98)

Consolidated net earnings (loss)	9,846	677	3,145	(18,932)	(5,264)
Interest expense	237	166	—	25,160	25,563
Income tax expense (benefit)	5,252	350	1,620	(10,005)	(2,783)
Depreciation and amortization	19,783	2,851	1,981	2	24,617
Non-cash and stock option compensation	—	—	—	364	364
Cash expenses incurred in connection with the refinancing	—	—	—	264	264
Business optimization project expense	—	—	—	2,830	2,830
Realized gain upon the disposition of property not in the ordinary course of business	—	(266)	—	—	(266)
Equity sponsor management fee	—	—	—	569	569
Fees and expenses in connection with the exchange of the 9.75% senior notes	—	—	—	197	197
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	236	—	—	—	236
Unrealized loss on swap contracts	1,056	—	—	—	1,056
Other charges	1,550	197	200	(1,947)	—

Adjusted EBITDA, as defined in the credit agreement	$37,960	$3,975	$6,946	$(1,498)	$47,383

(a)	The unrealized gain on currency translation relates to an intercompany note receivable denominated in Canadian currency due from our foreign subsidiary, MFI Food Canada Ltd.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the quarter ended June 26, 2010 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$17,115	$(3,711)	$3,045	$(65,755)	$(49,306)
Interest expense	243	193	12	15,149	15,597
Income tax expense (benefit)	8,912	(1,911)	1,570	(30,365)	(21,794)
Depreciation and amortization	11,073	6,661	1,145	1	18,880
Non-cash and stock option compensation	—	—	—	35,672	35,672
Cash expenses incurred in connection with the transaction	—	—	—	14,730	14,730
Equity sponsor management fee	—	—	—	507	507
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	146	—	—	—	146
Unrealized gain on swap contracts	(227)	—	—	—	(227)
Loss attributable to the early extinguishment of indebtedness	—	—	—	31,238	31,238
Other charges	1,722	207	208	(2,137)	—

Adjusted EBITDA, as defined in the credit agreement	$38,984	$1,439	$5,980	$(960)	$45,443

The following table reconciles net earnings (loss) to Adjusted EBITDA for the six months ended July 2, 2011 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$27,052	$2,218	$6,523	$(41,394)	$(5,601)
Unrealized gain on currency translation (a)	(677)	—	—	—	(677)

Consolidated net earnings (loss)	26,375	2,218	6,523	(41,394)	(6,278)
Interest expense	484	344	—	49,947	50,775
Income tax expense (benefit)	14,266	1,145	3,370	(21,809)	(3,028)
Depreciation and amortization	39,424	5,702	3,963	4	49,093
Non-cash and stock option compensation	—	—	—	889	889
Cash expenses incurred in connection with the refinancing	—	—	—	4,760	4,760
Business optimization project expense	—	—	—	2,830	2,830
Realized gain upon the disposition of property not in the ordinary course of business	—	(354)	—	—	(354)
Equity sponsor management fee	—	—	—	1,169	1,169
Fees and expenses in connection with the exchange of the 9.75% senior notes	—	—	—	247	247
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	393	—	—	—	393
Unrealized gain on swap contracts	(235)	—	—	—	(235)
Loss attributable to the early extinguishment of indebtedness	—	—	—	3,527	3,527
Other charges	3,459	392	393	(4,244)	—

Adjusted EBITDA, as defined in the credit agreement	$84,166	$9,447	$14,249	$(4,074)	$103,788

(a)	The unrealized gain on currency translation relates to an intercompany note receivable denominated in Canadian currency due from our foreign subsidiary, MFI Food Canada Ltd.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the six months ended June 26, 2010 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$39,743	$(5,122)	$7,800	$(76,704)	$(34,283)
Interest expense	522	253	12	30,275	31,062
Income tax expense (benefit)	20,404	(2,638)	4,030	(35,561)	(13,765)
Depreciation and amortization	23,082	10,633	2,292	2	36,009
Non-cash and stock option compensation	—	—	—	35,762	35,762
Cash expenses incurred in connection with the transaction	—	—	—	14,730	14,730
Equity sponsor management fee	—	—	—	1,072	1,072
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	303	—	—	—	303
Unrealized gain on swap contracts	(172)	—	—	—	(172)
Loss attributable to the early extinguishment of indebtedness	—	—	—	31,238	31,238
Other charges	3,576	432	430	(4,438)	—

Adjusted EBITDA, as defined in the credit agreement	$87,458	$3,558	$14,564	$(3,624)	$101,956

Michael Foods Group, Inc., based in Minnetonka, MN, is a producer and distributor of food products to the foodservice, retail and food-ingredient markets. Its principal products are egg products, refrigerated potato products, cheese and other dairy-case products.

Consolidated statements of operations are as follows:

Michael Foods Group, Inc.

Consolidated Statements of Operations

For the periods ended July 2, 2011 and June 26, 2010

(In thousands)

	Company		Predecessor
	Quarter Ended July 2, 2011	Six Months Ended July 2, 2011	Quarter Ended June 26, 2010	Six Months Ended June 26, 2010
Net sales	$420,019	$837,120	$348,693	$743,995
Cost of sales	361,937	706,425	290,687	612,748

Gross profit	58,082	130,695	58,006	131,247
Selling, general and administrative expenses	40,504	85,525	67,523	102,283
Transaction costs	—	—	14,730	14,730

Operating profit (loss)	17,578	45,170	(24,247)	14,234
Interest expense, net	25,551	50,756	15,556	30,985
Loss on early extinguishment of debt	—	3,527	31,238	31,238
Unrealized gain on currency translation	(98)	(677)	—	—

Loss before income taxes and equity in losses of unconsolidated subsidiary	(7,875)	(8,436)	(71,041)	(47,989)
Income tax benefit	(2,783)	(3,028)	(21,794)	(13,765)
Equity in losses of unconsolidated subsidiary	74	193	59	59

Net loss	$(5,166)	$(5,601)	$(49,306)	$(34,283)

		July 2, 2011		June 26, 2010
Selected Balance Sheet Information:
Cash and equivalents		$17,616		$65,184

Accrued interest		$20,554		$8,793

Long-term debt, including current maturities		$1,285,095		$722,416

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8-16-11